UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2009

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2009, the shareholders of CME Group Inc. (the "Company") approved amendments to the Company’s Omnibus Stock Plan (the "Omnibus Stock Plan"), the 2005 Director Stock Plan (the "Director Plan") and the Incentive Plan for Named Executive Officers (the "Bonus Plan"), pursuant to proposals that were submitted for approval at the Company’s Annual Meeting of Shareholders. In connection with the approval of the equity plans, the Company also undertook to freeze future grants representing approximately 900,000 shares under equity plans acquired in connection with the Company’s acquisition of CBOT Holdings, Inc. and NYMEX Holdings, Inc.

OMNIBUS STOCK PLAN

The following summary of the Omnibus Stock Plan is qualified in its entirely by reference to the complete text of the plan, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

The Omnibus Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company. The plan has 8,045,975 shares authorized, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in our outstanding common stock. Under the plan, the Company may issue equity awards consisting of stock options, stock appreciation rights, stock awards, restricted stock units, performance stock units and performance share awards. Upon a change in control as defined in the plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Employees of the Company and its subsidiaries are eligible to be granted awards under the plan. The plan specifically prohibits the repricing of existing awards. The plan will terminate on June 30, 2012, unless earlier terminated by the Board of Directors or extended by the Board with the approval of the shareholders.

DIRECTOR PLAN

The following summary of the Director Plan is qualified in its entirely by reference to the complete text of the plan, a copy of which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

The Director Plan is administered by the Compensation Committee of the Board of Directors of the Company. The plan has 125,000 shares authorized, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in our outstanding common stock. Under the plan, the Company may issue equity awards consisting of cash, unrestricted shares, options and restricted stock. Upon a change in control as defined in the plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Non-executive members of the Board of Directors of the Company are eligible to be granted awards under the plan. The plan specifically prohibits the repricing of existing awards. The plan will terminate no later than April 27, 2015, unless earlier terminated by the Board of Directors or extended by the Board with the approval of the shareholders.

BONUS PLAN

The following summary of the Bonus Plan is qualified in its entirely by reference to the complete text of the plan, a copy of which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

The Bonus Plan is administered by the Compensation Committee of the Board of Directors of the Company. The purpose of the Bonus Plan is to award annual bonus compensation to named executive officers and certain other executive officers as designated by the Compensation Committee as participants in the plan on an annual basis and to align the interests of these executive officers with those of our shareholders. The Bonus Plan is designed to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code to preserve our tax deduction for compensation paid under the plan to our most senior executive officers. We use cash earnings as the performance metric for determining awards under the plan. The maximum annual bonus under the Bonus Plan is $5 million. The plan has an expiration date of May 13, 2014.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 CME Group Inc. Omnibus Stock Plan, Amended and Restated effective May 13, 2009

Exhibit 10.2 CME Group Inc. 2005 Director Stock Plan, Amended and Restated effective May 13, 2009

Exhibit 10.3 CME Group Inc. Icncentive Plan for Named Executive Officers, Amended and Restated effective May 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

May 18, 2009	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	CME Group Inc. Amended and Restated Omnibus Stock Plan
10.2	CME Group Inc. 2005 Director Stock Plan, amended and restated
10.3	Amended and Restated CME Group Inc. Incentive Plan for Named Executive Officers